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Exhibit 10.17

                            VANTAGEMED CORPORATION
                             EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT made as of this 30th day of April, 1998 by and between VantageMed Corporation ("Company"), and Gregory F. Vap ("Employee").

     WHEREAS, the Company and Employee desire to enter into an employment contract that will govern the terms and conditions of Employee's employment with the Company.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. TITLE. Employee shall serve as Senior Vice President--Midwest Operations for the Company.

     2. DUTIES AND RESPONSIBILITIES. Employee shall have senior management responsibilities in, among other areas, the areas of sales and marketing, operations, support, and Regional operational responsibilities for profit and loss for the Company's Midwest operations. In addition, Employee shall have the responsibility to hire and fire Company employees, in addition to general operational responsibilities as would ordinarily be entrusted to a subsidiary's senior executive officer. Employee hereby agrees to perform in good faith and to the best of his ability all services which may be required of Employee in such position and to be available to render such services at all reasonable times and places in accordance with such reasonable directions and requests as the Company may from time to time reasonably specify. Employee shall, during the Employment Period (as defined below), devote as required his business time, ability, energy and skill to the performance of his duties and responsibilities hereunder.

     3. PERIOD OF EMPLOYMENT. The period of Employee's employment with the Company pursuant to the provisions of this Agreement shall commence as of the date hereof and shall, unless sooner terminated in accordance with Paragraph 10 herein, continue for three years from the date hereof, or until twelve
(12) months after the Company has been the subject of a successful initial public offering ("IPO"), whichever shall occur first. Thereafter, employment pursuant to this Agreement may be renewed as mutually agreed by the parties hereto in writing.

     4. COMPENSATION. During the Employment Period, Employee shall be paid at a rate of $125,000 per year. Employee shall be paid in twice-monthly intervals over the Employment Period, in accordance with the Company's standard payroll practices. The Company shall deduct and withhold from Employee's compensation payable hereunder any and all applicable federal state and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under applicable statutes, regulations, ordinances or orders governing or requiring the withholding or deduction of amounts otherwise payable as compensation or wages to employees. Employee shall also be eligible for sales override bonuses as determined by Employee's direct supervisor.

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     5.  BUSINESS EXPENSE REIMBURSEMENT. Employee shall be entitled, in accordance with the reimbursement policies in effect from time to time, to receive reimbursement from the Company for all travel and other reasonable business expenses incurred by Employee in the performance of his duties hereunder, provided Employee furnishes the Company with vouchers, receipts and other details of such expenses in accordance with the Company policies.

     6. BENEFITS. Company shall provide Employee all medical, dental, life and other benefit plan coverage as provided in Section V.16 of the "Agreement and Plan of Merger" executed by Company and Employee, among others. Employee shall accrue 1.67 days of paid vacation per month of employment with Company. Such accrued days of paid vacation may be carried over from month to month and year to year until used by Employee. Employee shall receive seven paid holidays per year, the timing of such holidays to be determined by the Company. Employee shall also accrue four hours of sick leave per month for a maximum of six days per year. For the purpose of determining any benefit, or the amount of any benefit, to which Employee may be entitled, his period of service with Healthcare Information Systems, Inc. shall be deemed to have been service in the employ of Company.

     7.  RESTRICTIVE COVENANT. During the Employment Period:

         A. Employee shall devote, as required, his business time, ability, energy and skill to the performance of Employee's duties and responsibilities described herein, except during periods of illness or vacation.

         B. Employee shall not directly or indirectly provide services to or through any person, firm or other entity except the Company, unless otherwise authorized by the Company in writing.

         C. Employee shall not render any services of any kind or character for Employee's own account or for any other person, firm or entity without first obtaining the Company's written consent.

         D. Notwithstanding the foregoing, Employee shall have the right to perform such incidental services as are necessary in connection with (i) his private passive investments, but only if Employee is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by him hereunder, (ii) his charitable or community activities, or (iii) participation in trade or professional organizations, but only if such incidental services do not significantly interfere with the performance of Employee's services hereunder, subject to Section 8 below:

     8.  NON-COMPETITION.

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         A.  During the Employment Period, Employee shall not directly or indirectly:

             (i) own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with that which the Company is at the time conducting or proposing to conduct; PROVIDED, however, that such restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly traded securities of any corporation or other enterprise which is not, at the time of such investment, engaged in a business geographically competitive with the Company's business; or

            (ii) encourage or solicit any Company employee to leave the Company's employ for any reason or interfere in any material manner with employment relationships at the time existing between the Company and its current employees, except as may be required in any bona fide termination decision regarding any Company employee.

         B. Employee acknowledges that the services that he shall provide to the Company under this Agreement are unique and that irreparable harm shall be suffered by the Company in the event of the breach of Employee of any of his obligations under this Paragraph 8 or under Paragraph 7, and that the Company shall be entitled, in addition to its other right and remedies, whether legal or equitable, to enforce such obligations by an injunction or decree of specific performance. Any claims asserted by Employee against the Company shall not constitute a defense in any injunction action brought by the Company to obtain specific performance of such obligations.

     9. PROPRIETARY INFORMATION. Concurrent with execution of this Agreement, Employment shall execute the Company's standard form of employee proprietary information and inventions agreement attached hereto as EXHIBIT A.

     10. TERMINATION OF EMPLOYMENT.

         A. Subject to applicable law and during the Employment Period, Employee's service with the Company may only be terminated by the Company for good and sufficient cause. For purposes of this Agreement, "cause" shall mean
(i) Employee's repeated failure or refusal to perform his duties and responsibilities set forth herein, and upon thirty (30) days written notice his failure to cure such failure or refusal, (ii) conviction of any felony involving moral turpitude, fraud or misrepresentation, (iii) any willful or intentional act with the intent to and having the effect of substantially and materially injuring the reputation, business or business relationships of the Company, or (iv) any material breach of any of the provisions of this Agreement by Employee which is not cured within thirty (30) days after written notice thereof to Employee.

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         B.  In the event Employee's employment with the Company is terminated without good and sufficient cause, Employee's contract shall be paid in full, including salary and all benefits, for the entire period of employment set forth in paragraph 3 above. In the event that Employee's employment with the Company terminates as a result of Employee's decision to seek other employment, or as a result of death or disability or for any other reason, Employee shall receive severance pay for a period of three months or the remaining term of this Agreement, whichever is less.

     11. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and Employee, the personal representative of his estate and his heirs and legatees.

     12. GOVERNING DOCUMENT. This Agreement constitutes the entire agreement and understanding of the Company and Employee with respect to the terms set forth herein and supersedes all prior and contemporaneous written or verbal agreements and understandings between Employee and the Company relating to such subject matter, other than as provided herein. This Agreement may only be amended by written instrument signed by Employee and the Company's President and Chief Executive Officer, Joel Harris. Any and all prior agreements, understandings or representations relating to Employee's employment with the Company are hereby terminated and cancelled in their entirety and are of no further force or effect.

     13. APPLICABLE LAW. This Agreement shall, in all respects, be governed by the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California.

     14. MEDIATION. Employee and the Company agree that before any dispute between the two arising under or related to this Agreement is brought to trial before a judge or jury each shall make a good-faith attempt to resolve such dispute through non-binding mediation. However, failure to make such good-faith attempt will not be a bar to initiating, pursuing or concluding formal litigation in any court of competent jurisdiction.

     15. COUNTERPARTS. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

                                       VANTAGEMED CORPORATION


Date: April 30 , 1998.                 By: /s/ Joel Harris
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                                       Title: PRESIDENT
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Date: April 30 , 1998.                 /s/ Gregory F. Vap
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                                       Gregory F. Vap